Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Goldman Parks Kurland Mohidin LLP]

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated June 10, 2007 relating to the financial statements of Shiner International, Inc., (formerly the Shiner Group) which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Goldman Parks Kurland Hohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California
February 8, 2008